TRANSFER OF MINERAL DISPOSITION

I, Thomas E. Mills, of the city of Vancouver in the province of British Columbia in consideration of the sum of $5,000 CAD, do hereby transfer, assign, set over and quit claim unto Kingston Mines Ltd., a company incorporated under the laws of the State of Nevada, all my interest in the following mineral dispositions:

                  British Columbia Mineral Tenure Number 514065
                             (NTS map sheet 921/2E)

I direct that the recorded holder of the dispositions shall be:

                               Kingston Mines Ltd.
                             106-1990 S.E. Kent Ave.
                           Vancouver, British Columbia
                                     V5P 4X5

Dated at Vancouver, British Columbia on August 30, 2005.




                                        /s/ Thomas Mills                  [seal]
                                        Thomas Mills